UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015 (May 7, 2015)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Trimble Navigation Limited (the “Company”) was held on May 7, 2015. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	198,876,808	16,103,894	20,761,733
Merit E. Janow	198,276,472	16,704,230	20,761,733
Ulf J. Johansson	196,339,956	18,640,746	20,761,733
Ronald S. Nersesian	188,484,544	26,496,158	20,761,733
Mark S. Peek	199,005,535	15,975,167	20,761,733
Nickolas W. Vande Steeg	185,636,285	29,344,417	20,761,733
Börje Ekholm*	212,379,023	2,601,679	20,761,733
Kaigham (Ken) Gabriel	212,766,242	2,214,460	20,761,733
* Mr. Ekholm’s term as a director of the Company will commence upon stepping down from his officer and director positions at Investor AB effective May 12, 2015.

Proposal 2:

To re-approve the material terms of the performance goals applicable to stock awards under the Company’s Amended and Restated 2002 Stock Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Vote
184,241,071	30,081,558	658,073	20,761,733

Proposal 3:

To hold an advisory vote on compensation for the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
191,246,750	23,047,721	677,491	20,761,733

Proposal 4:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2015 fiscal year ending January 1, 2016 was ratified.

For	Against	Abstain
232,671,309	2,308,506	761,972

Item 8.01 Other Events

On May 7, 2015, the Company held a meeting of the Board of Directors (the “Board”) and at that meeting:

The Board approved the combination of the existing Nominating Committee of the Board and the existing Corporate Governance Committee of the Board to form a single combined Nominating and Corporate Governance Committee of the Board, which will be governed by the charters of the existing Nominating Committee and Governance Committee, which are available on the Company’s website at investor.trimble.com/documents.cfm, until such time as a new charter is approved. Directors Merit E. Janow, Ronald S. Nersesian and Ulf J. Johansson were appointed to serve as the members of the Nominating and Corporate Governance Committee, with Mr. Johansson serving as chairperson of the committee.

Directors Ulf J. Johansson, Mark S. Peek and Nickolas W. Vande Steeg were appointed to serve as the members of the Audit Committee of the Board, with Mr. Peek continuing to serve as the chairperson of the committee and as the audit committee financial expert.

Directors Ronald S. Nersesian, Nickolas W. Vande Steeg and Börje Ekholm were appointed to serve as the members of the Compensation Committee of the Board, with Mr. Vande Steeg continuing to serve as chairperson of the committee.

The Board also approved a change to the Board of Directors Compensation Policy for non-employee directors. The following summary of the Board Compensation Policy, as amended, is qualified in its entirety by the text of the Board Compensation Policy, which is filed as an exhibit to this Form 8-K.

Under the Board Compensation Policy, each non-employee director receives an annual cash retainer of $60,000, payable in quarterly installments, commencing with the Companies third quarter.

Non-employee directors are reimbursed for local travel expenses or paid a travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company. In addition, directors are eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan.

The Board Compensation Policy also provides for an annual equity grant to directors, in the form of a grant of restricted stock units (in an amount to be determined based upon a target dollar amount of $277,000 divided by the fair market value of a share of Trimble common stock on the date of grant) under the Trimble Amended and Restated 2002 Stock Plan upon initial appointment or election to the Board or re-election by the shareholders at the Company’s annual meeting. The target dollar amount may be revised based upon appropriate compensation benchmarks presented to and approved by the Compensation Committee and the Board. If a director is appointed or elected to the Board at a time other than the annual meeting, the initial equity grant will be pro-rated based upon the number of months since the last annual meeting divided by twelve. Equity grants are at fair market value on the date of grant and will vest after one year. If a board member resigns or voluntarily terminates service as a board member, any unvested equity grant shall vest at such time on a pro-rata basis based upon the number of months of service since the last annual meeting divided by twelve.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Board of Directors Compensation Policy effective May 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: May 11, 2015	By:	/s/ James A. Kirkland
James A. Kirkland Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Board of Directors Compensation Policy effective May 7, 2015

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